EXHIBIT 10.4

PROMISSORY NOTE

$10,000,000	Houston, Texas	November 6, 2009

FOR VALUE RECEIVED, the undersigned, CRIMSON EXPLORATION INC., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Payee”) at 1000 Louisiana St., Ninth Floor, Houston, Texas 77002, or such other address given to Maker by Payee, the principal sum of TEN MILLION DOLLARS ($10,000,000) in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day to day remaining, computed from and including the date of advance until, but excluding, the date of maturity at the rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, and (b) the LIBOR Rate plus two percent (2.00%).

1.         Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in theSection referred to:

“Business Day” means a day upon which business is transacted by national banks in Houston, Texas.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 31, 2007, by and among Maker, as borrower, Wells Fargo Bank, National Association, as administrative agent for the lenders, and the lenders party thereto, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 31, 2009, that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 6, 2009, and that certain Third Amendment and Limited Waiver to Amended and Restated Credit Agreement dated as of November 6, 2009, as the same may be renewed, extended, amended or restated from time to time.

“Default” has the meaning ascribed to it in Section 4 hereof.

“Escrow Agreement” means that certain Escrow Agreement dated as of November 6, 2009, executed by and among OCM GW Holdings, LLC, Wells Fargo Bank, National Association, as escrow agent, and Payee, as the same may be renewed, extended, amended or restated from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Interest Period” means the period commencing on November 6, 2009 and ending on the date two months thereafter.

“LIBOR Rate” means a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the quotient obtained by dividing (i) the rate at which Payee is offered deposits by major banks in dollars in the aggregate amount of $10,000,000 and for a period comparable to the Interest Period in the London interbank market at approximately 11:00 a.m.

(London time), two (2) Business Days prior to the beginning of the Interest Period, by (ii) a percentage equal to 100% minus the average maximum rate of all reserve requirements relating to the loan contemplated hereby under regulations issued by the Board of Governors of the Federal Reserve System or any other Governmental Authority during the Interest Period (including, without limitation, any margin, emergency, supplemental, special or other reserves required by applicable law) applicable to Payee. The determination and calculation of the LIBOR Rate and each component thereof by Payee shall be conclusive and binding, absent manifest error.

“Loan Documents” means Escrow Agreement, this Note, and any agreements, documents (and with respect to this Note, and such other agreements and documents, any modifications, amendments, renewals, extensions, or restatements thereof), or certificates at any time executed or delivered pursuant to the terms of this Note.

“Maximum Rate” means, at all times, the maximum rate of interest that may be charged, contracted for, taken, received or reserved by Payee in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Payee to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based on the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Maker at the time of such change in the Maximum Rate.

“Obligations” means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee arising under this Note and the Loan Documents.

2.         Payment. The unpaid principal of and interest upon this Note shall be due and payable on January 15, 2010.

The payment of principal and interest of this Note shall be made by Maker to Payee in immediately available funds.

All past due principal of and, to the extent permitted by applicable law, interest upon, this Note shall bear interest during the period commencing on the date of such payment default and ending on the date such past due principal of and, if applicable, interest on, the Note shall be paid in full at the rate per annum be equal to the lesser of (i) the Maximum Rate and (ii) the LIBOR Rate plus four percent, provided, that if and from the date of any assignment of this Promissory Note to any person other than a Wells Fargo affiliate, the rate under this clause (ii) shall be fifteen percent (15.00%).

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3.         Waivers. Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

4.	Default and Remedies.

(a)        A “Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or within three (3) Business Days after the same is due, interest upon, this Note or the Obligations arising under any of the Loan Documents; (ii) any representation or warranty made by Maker to Payee herein or in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect; (iii) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in the Loan Documents; (iv) an Event of Default (as defined therein) shall have occurred under Sections 10.01(a) or 10.01(b) of the Credit Agreement; (v) any of the Loan Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; (vi) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (viii) any final judgment(s) for the payment of money shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments.

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(b)       If Maker fails or refuses to pay any part of the principal of or interest upon this Note or the Obligations as the same become due, or upon the occurrence of any Default hereunder or under any other agreement or instrument securing or assuring the payment of this Note or other Loan Documents, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligations to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 3 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Default specified in(vi) or (vii) of Section 4(a) above with respect to Maker, without any notice to Maker or any other act by Payee, the Obligations shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

(c)        Upon the occurrence and during the continuation of an Event of Default, Payee may, at any time prior to the close of business on January 15, 2009 and without the consent of Maker, assign this Note in full and all rights and remedies hereunder to OCM GW Holdings, LLC. Upon the consummation of any such assignment, no further remedies may be exercised by Payee with respect to this Note and the obligations of Maker hereunder.

5.         Voluntary Prepayment. Maker reserves the right, upon not less than three (3) Business Day’s prior notice to Payee, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

6.         Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the other Loan Documents, and the Related Indebtedness (defined below) (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Note, the other Loan Documents, or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Payee’s exercise of the option to accelerate the maturity of this Note and/or any and all indebtedness paid or payable by Maker to Payee pursuant to any Loan Document other than this Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note and/or the Related Indebtedness, then it is the parties' express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Payee shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts

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thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Payee. Maker agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Maker to Payee. All sums contracted for, charged, taken, reserved or received by Payee for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7.         Ceiling Election. To the extent that Payee relies on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on this Note and/or any other portion of the Obligations, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

8.         Assignment. Payee may assign to an assignee all of its rights under this Promissory Note; provided, however, that such assignee shall agree, and shall cause any successor assignee to agree, to (i) expressly subordinate any payments due hereunder to the prior payment in full in cash of the Obligations (as defined in the Credit Agreement), on terms and conditions no less favorable to the Lenders (as defined in the Credit Agreement) than those customarily found in senior subordinated notes issued under Rule 144A of the Securities Act or in a public offering, as reasonably determined by the Agent (as defined in the Credit Agreement), and (ii) not otherwise amend the terms hereof.

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9.         Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

10.       Notices. Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the United States Post Office or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker:	Crimson Exploration Inc.

717 Texas Ave, Suite 2900

Houston, Texas 77002

Phone: (713) 236-7575

Fax: (713) 236-4575

Attention: E. Joseph Grady

To Payee:	Wells Fargo Bank, National Association

1000 Louisiana St., Ninth Floor

Houston, Texas 77002

Phone: (713) 319-1343

Fax: (713) 319-1925

Attention: Richard Gould

11.       GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

12.       JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PAYEE IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS A CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

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13.       ENTIRETY. THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

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Signature Page Follows]

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MAKER:

CRIMSON EXPLORATION INC.,

a Delaware corporation

By: /s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and

Chief Financial Officer

Signature Page to

Promissory Note